Exhibit 4.2

AMENDMENT NO. 1 TO

SHAREHOLDERS’ AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of February 15, 2001 by and among Rabbit Hill Holdings, Inc., a Delaware corporation (“RHH”), Hancock Mezzanine Partners, L.P., a Delaware limited liability company (“Hancock”), John Hancock Mutual Life Insurance Company, a Massachusetts life insurance corporation (“JHMLIC”), Caravelle Investment Fund, L.L.C., a Delaware limited liability company (“Caravelle”), Transportation Technologies Industries, Inc., formerly Johnstown America Industries, Inc., a Delaware corporation (“TTII”), Camillo M. Santomero, III, an individual residing in New York (“Santomero”), Transportation Investment Partners, L.L.C., a Delaware limited liability company (“TIP” and, together with Caravelle and Santomero, collectively, in such capacity, the “CAC Purchasers”) and the Individual Investors listed on Exhibit “A” attached hereto, who now or hereafter become signatories to this Amendment Agreement (the “Individual Investors” - Hancock, JHMLIC, Caravelle, TTII, Santomero, TIP, the Individual Investors and any other person now or hereafter executing this Agreement are herein collectively referred to as the “Shareholders”).

BACKGROUND

The parties hereto (with the exception of TIP) are all parties to a certain Shareholders’ Agreement dated June 3, 1999 (the “Shareholders’ Agreement”). By letter dated January 30, 2001, TTII has notified the Shareholders that it desires to Transfer 2,500 shares of Non-Voting Preferred Stock and 2,500 shares of Voting Common Stock (collectively, the “TTII Shares”), as required by Section 4(a) of the Shareholders’ Agreement. In connection with such proposed Transfer of the TTII Shares, and to clarify or amend certain other matters relating to the Shareholders’ Agreement, the parties hereto desire to amend, modify and supplement the Shareholders’ Agreement, all on the terms and conditions set forth herein.

AGREEMENTS

The parties hereto, intending to be legally bound, hereby agree as follows:

1. Section 1(a)(iii) of the Shareholders’ Agreement shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:

(iii)	“for as long as TIP or TTII and/or any of their respective Permitted Transferees owns an aggregate of at least 1,250 shares of Common Stock (or ten percent (10%) of the number of shares of Common Stock outstanding as of the date hereof), one director shall be designated by TIP or any Permitted Transferee of TIP to which TIP shall have assigned, in writing, its rights to designate such director.”

2. Each reference in the Shareholders’ Agreement to JAII shall, from and after the date hereof, mean TTII (for as long as TTII is a Shareholder) and/or its Permitted Transferees; provided that for purposes of Section 1 of the Shareholders’ Agreement, for so long as TIP shall be entitled to designate a director pursuant to Section 1(a)(iii) of the Shareholders’ Agreement, all references in Section 1 to JAII shall mean TIP. Further, in Section 1(b) of the Shareholders’ Agreement, the reference to “Thomas M. Begel as the nominee of JAII” shall be deleted and replaced by “Jay Bloom as the nominee of TIP”.

3. Section 1(d)(viii) of the Shareholders’ Agreement shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:

“(viii) the granting of any stock ownership, stock purchase, stock option or similar plans or rights to directors, officers, employees or others, except that the parties contemplate that up to 1,014 shares of Non-Voting Preferred Stock or Voting Preferred Stock (as the Board shall elect), and up to 1,014 shares of Non-Voting Common Stock, or Voting Common Stock (as the Board shall elect) constituting 7½% of RHH’s Common Stock and Preferred Stock after giving effect to the issuance of the options described herein, may be issued to directors, officers, employees or managers of RHH or Subsidiaries thereof;”

4. The last paragraph of Section 1(d) of the Shareholders’ Agreement shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:

“With respect to each item set forth above to be submitted to the Board, and, with respect to (viii) above, if any such options to be issued to directors, officers, employees or managers of RHH or subsidiaries thereof are to be issued to Santomero or to James D. Cirar, the affirmative vote of the Hancock/JHMLIC representative, the Caravelle representative and two Santomero representatives shall, at a minimum, be required in order to authorize such action. In addition, with respect to the items described in subparagraphs (i) and (viii) above, (with respect to (viii), only to the extent not issued to directors, officers, employees or managers of RHH or subsidiaries thereof), and subparagraph (iii) above if such transactions will implicate the provisions of Section 16(d) hereof, the affirmative vote of the director designated by JAII shall also be required.”

5. Section 3(b)(ii) of the Shareholders’ Agreement shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:

“A Shareholder who is not an individual may Transfer any or all of the shares of Capital Stock to an Affiliate (which, for purposes of TIP, shall include Trimaran and each Trimaran Affiliate) of such Shareholder.

6. Section 3(b)(vi) of the Shareholders’ Agreement shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:

“Caravelle, Hancock, JHMLIC and TIP, and each of their Permitted Transferees, may transfer shares of Capital Stock to each other, and to each of their respective Permitted Transferees.”

7. Section 3(b) of the Shareholders’ Agreement shall be amended by deleting the “.” at the end of subsection 3(b)(x), and by substituting therefor “; and”, and, further, by adding a new subsection thereto, designated subsection (xi), which shall read as follows:

“(xi) JAII may Transfer shares of Capital Stock to the CAC Purchasers, and each of the CAC Purchasers (and their Permitted Transferees) may transfer shares of Capital Stock to TTII.

8. Section 16(a) of the Shareholders’ Agreement shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:

“(a) Issuance for Fair Value. RHH will, from and after the date hereof, issue Preferred Stock or Common Stock only for “fair equivalent value,” as shall be determined in good faith by the Board (subject to Section 1(d) hereof) from time to time; provided, however, that nothing contained herein shall prevent the Board from issuing for nominal value, or other value less than “fair equivalent value”, options, warrants or other similar rights to officers, directors or other employees of RHH or any Subsidiary thereof in an amount not to exceed 1,014 shares of Preferred Stock (constituting 7½% of the amount of the Preferred Stock, after giving effect to the issuance of the options described herein) and 1,014 shares of Common Stock (constituting 7½% of the amount of the Common Stock, after giving effect to the issuance of the options described herein), as long as all existing Shareholders are equally diluted as a result of the issuance of any Preferred Stock or Common Stock of RHH upon the exercise of such options, warrants or other similar rights or the issuance of any related Shares, except only such unequal dilution as may result from the exercise of such options, warrants or other similar rights or the issuance of any related Shares by or to a Shareholder.

9. Section 16(e) of the Shareholders’ Agreement shall be deleted in its entirety.

10. Section 17 of the Shareholders’ Agreement shall be modified by adding the following definitions:

“Trimaran” means Trimaran Fund II, LLC, a Delaware limited liability company.

“Trimaran Affiliates” means each Affiliate of Trimaran and each investor in the Trimaran investment program.

In addition, the definition C/H/J Holder shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:

“C/H/J Holder means either Caravelle, Hancock, JHMLIC or TIP, and any Permitted Transferee thereof holding Registrable Securities.”

Finally, the definition of Change of Control Involving JAII shall be deleted in its entirety.

11. Section 18(a) shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:

“Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against RHH or the Shareholders unless such modification, amendment or waiver is approved in writing by Shareholders holding at least 85% of the Capital Stock; provided that no such modification, amendment or waiver that has a materially disproportionate adverse affect on any Shareholder(s) shall be effective against such Shareholder(s) unless approved in writing by the Shareholder(s) so affected.”

12. From and after the Permitted Transfer of shares of Capital Stock owned by TTII to TIP, TIP hereby joins in the Shareholders’ Agreement as if an original party thereto, and hereby agrees to be bound by, and subject to, all the covenants, terms and provisions thereof, including, but not limited to, those relating to JAII, and shall be deemed a Shareholder for all purposes under the Shareholders’ Agreement.

13. Except as expressly set forth herein, all other terms and conditions of the Shareholders’ Agreement shall remain in full force and effect, and are hereby ratified and confirmed.

14. This Agreement may be executed in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart of this Agreement shall not affect the delivery, enforceability or binding effect of this Agreement. This Agreement shall be binding upon each Shareholder executing this Agreement when executed by such Shareholder, and by RHH.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Shareholders’ Agreement on the day and year first above written.

Attest:	RABBIT HILL HOLDINGS, INC.

[Illegible]	By	/s/ John E. Carroll Jr.
Name: John E. Carroll Jr.
Title: President

Attest:	HANCOCK MEZZANINE PARTNERS, L.P.

	By:	Hancock Mezzanine Investments, LLC,
its General Partner

	By:	John Hancock Mutual Life Insurance Company, as Investment Manager

[Illegible]	By	/s/ Steven M. Ray
Name: Steven M. Ray
Title: Managing Director

Address:

Attest:	JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

[Illegible]	By	/s/ Steven M. Ray
Name: Steven M. Ray
Title: Managing Director

	Address:	200 Clarendon Street
Boston, MA 02117

Attest:	CARAVELLE INVESTMENT FUND, L.L.C.

	By:	Caravelle Advisors, L.L.C., its Investment Manager and Attorney-in-Fact

[Illegible]		/s/ Caravelle Advisors, L.L.C.

Address:

Attest:	TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. (formerly Johnstown America Industries, Inc.)

[Illegible]	/s/ Transportation Technologies Industries, Inc.

Address:

Witness:

[Illegible]	/s/ Camillo M. Santomero, III
CAMILLO M. SANTOMERO, III

Address:

Attest:	US BANCORP TRUST CO. FBO JOHN E . CARROLL, JR. IRA DATED 6/11/99

[Illegible]	By	/s/ Nicholas E. Dobias Jr.
Name: Nicholas E. Dobias Jr.
Title: Vice President

	Address:	216 Franklin St.
Johnstown, PA 15907-0520

Witness:

[Illegible]	/s/ John E. Carroll, Jr.
JOHN E. CARROLL, JR.

	Address:	17 John Street
Johnstown, PA 15907

Witness:

[Illegible]	/s/ James D. Cirar
JAMES D. CIRAR

	Address:	4855 Cedar Hill Dr.
Rochester, MI 48306

Attest:	DELAWARE CHARTER & GUARANTEE COMPANY, TRUSTEE FBO JAMES D. CIRAR IRA ROLLOVER

[Illegible]	By	/s/ James D. Cirar
Name: James D. Cirar
Title:

	Address:	4855 Cedar Hill Dr.
Rochester, MI 48306

Witness:

/s/ Camillo Santomero	/s/ Denise Santomero
DENISE SANTOMERO

Address:

Witness:

[Illegible]	/s/ Robert P. Frisch
ROBERT P. FRISCH

	Address:	29 Quarry Lane
Bedford, NY 10506

Witness:

[Illegible]	/s/ Edward L. Thomas
EDWARD L. THOMAS

	Address:	5 Columbus Ave.
Greenwich, CT 06830

Witness:

[Illegible]	/s/ Edward J. Whalen
EDWARD J. WHALEN

	Address:	6516 N. Spokane Ave.
Chicago, IL 60646

Attest:	HOFFMAN INVESTMENT COMPANY

[Illegible]	By	/s/ Arnold S. Hoffman
Name: Arnold S. Hoffman
Title: Managing Partner

	Address:	1464 Huntar Rd.
Rydal, PA 19046

Witness:

[Illegible]	/s/ Gregory S. Young
GREGORY S. YOUNG

	Address:	22050 Regnant Rd.
Cupertino, CA 95014

Witness:

[Illegible]	/s/ W. John Plunkard
W. JOHN PLUNKARD

	Address:	1740 Banyan Drive
Johnstown, PA 15904

Witness:

[Illegible]	/s/ Bruce E. Rueppel, Jr.
BRUCE E. RUEPPEL, JR.

	Address:	429 Hobart Ave.
San Mateo, CA 94402

Witness:

[Illegible]	/s/ Jon Schneider
JON SCHNEIDER

	Address:	71 Cranberry St.
Brooklyn, NY 11201

Witness:

[Illegible]	/s/ Maximo J. Blandon
MAXIMO J. BLANDON

	Address:	c/o MSDW
1585 Broadway LB
c/o MKG Pouch
New York, NY 10036-8293

Witness:

[Illegible]	/s/ Kelly L. Bodway
KELLY L. BODWAY

Address:

Witness:

[Illegible]	/s/ Mark L. Saylor
MARK L. SAYLOR

	Address:	160 Saylor Lane
Davidsville, PA 15928

Attest:	US BANCORP TRUST AND FINANCIAL SERVICES COMPANY FBO FRANK C. BERNATT IRA

[Illegible]	By	/s/ Nicholas E. Debics, Jr.
Name: Nicholas E. Debics, Jr.
Title: Vice President

	Address:	216 Franklin St.
Johnstown, PA 15902-0520

Witness:

[Illegible]	/s/ Mark J. Duray
MARK J. DURAY

	Address:	418 Old Farm Lane
Johnstown, PA 15904

Witness:

[Illegible]	/s/ Kenneth Bridges
KENNETH BRIDGES

	Address:	12711 S. Maple Road
Covington, IN 47932

Attest:	TRANSPORTATION INVESTMENT PARTNERS L.L.C.

[Illegible]		/s/ Transportation Investment Partners L.L.C.

INDIVIDUAL INVESTORS

JOHN E .CARROLL, JR.*

JAMES D. CIRAR*

DENISE SANTOMERO

ROBERT P. FRISCH

EDWARD L. THOMAS

EDWARD J. WHALEN

HOFFMAN INVESTMENT COMPANY

GREGORY S. YOUNG

W. JOHN PLUNKARD

BRUCE E. RUEPPEL, JR.

JON SCHNEIDER

MAXIMO J. BLANDON

KELLY L. BODWAY

MARK L. SAYLOR

FRANK C. BERNATT*

MARK J. DURAY

KENNETH BRIDGES

*	These individuals may have invested through an IRA account.

EXHIBIT “A”